UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2009

PetroAlgae Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0301060
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1901 S. Harbor City Blvd., Suite 300 Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

321-409-7500

(Our telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

PetroAlgae Announces Strategic Partnership with Indian Oil Corporation Limited

PetroAlgae Inc. (OTCBB: PALG) (“PetroAlgae” or the “Company”) today announced that PA LLC, a Delaware limited liability company that is PetroAlgae’s operating subsidiary has signed a memorandum of understanding (the “Memorandum of Understanding”) to enter into an agreement to license the Company’s proprietary “microcrop-to-renewable fuel” technology to Indian Oil Corporation Limited (“Indian Oil”) for its future large-scale production of renewable fuels.

Under the terms of the Memorandum of Understanding and the license agreement to be completed, Indian Oil will build a pilot facility to demonstrate the commercial viability of producing renewable fuels from microcrops. Upon achieving success, the pilot facility is expected to lead to the completion of a licensed unit for large-scale production of renewable fuels by Indian Oil.

The information in this Form 8-K under Item 8.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROALGAE INC.

Date: October 26, 2009	By:	/S/ DAVID SZOSTAK
	Name:	David Szostak
	Title:	President